Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors of Regulus Therapeutics Inc.
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2011, with respect to the financial statements of Regulus Therapeutics Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Alnylam Pharmaceuticals, Inc. for the registration of $150,000,000 in securities.
/s/ Ernst & Young LLP
San Diego, California
July 15, 2011